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                                                                   EXHIBIT 10(f)

                              EMPLOYMENT AGREEMENT


        THIS AGREEMENT is made as of the _15th ___ day of ___June___, 1998, between Technology Guardian, Inc., a California corporation (the "Employer") and David B. Coulter (the "Employee").

        WHEREAS, Employee presently is employed by Employer;

        WHEREAS, Employer wishes to enter into an Employment Agreement with Employee;

        WHEREAS, Employee and Employer agree that this Employment Agreement Supersedes all other Employment Agreements between the Employee and Employer written, implied or otherwise.

        NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Employer and Employee hereby agree as follows:

                                    ARTICLE I
                               TERM OF EMPLOYMENT

        1.1 Employment. The Employer agrees to employ the Employee and the Employee agrees to be employed by the Employer upon the terms and conditions hereinafter set forth.

        1.2 Term. The employment of the Employee by the Employer as provided herein shall commence on September 25, 1997 and shall end five years from such date, unless sooner terminated by mutual agreement or in accordance with the provisions of Article IV.

        1.3 Office and Support. Employee shall be provided an office and support staff, including but not limited to secretarial services, at Employer's principal place of business. Such office and services shall be comparable to the office and support services provided at the time of commencement of this Agreement.

        1.4 Place of Performance. In connection with Employee's employment by Employer, Employee shall be based at Employer's office in Westminster, California, except for required travel on Employer's business to an extent substantially consistent with Employee's customary business travel obligations.

                                   ARTICLE II
                             DUTIES OF THE EMPLOYEE

        2.1 Duties. The Employee shall be employed with the title of Chairman, Chief Executive Officer and President, with responsibilities and authority as are customarily performed by such an officer including, but not limited to those duties described in Schedule 2.1 and as may from time to time be assigned to Employee by the Board of Directors of Employer. Employee will continue to have for the term of this Agreement all authority and responsibility that Employee had at the time this Agreement commenced.
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        2.2 Extent of Duties. Employee shall devote substantially his full time, attention and energies to the business of the Employer.

        2.3  Disclosure of Information.

               2.3.1 The Employee recognizes and acknowledges that the information, processes, developments, experimental work, work in progress, business, list of the Employer's customers and any other trade secret or other secret or confidential information relating to Employer's business as they may exist from time to time are valuable, special and unique assets of Employer's business. Therefore, Employee agrees that:

                        (i) Employee will hold in strictest confidence and not disclose, reproduce, publish or use in any manner, whether during or subsequent to his employment, without the express authorization of the Board of Directors of the Employer, any information, process, development or experimental work, work in process, business, customer lists, trade secret or any other secret or confidential matter relating to any aspect of the Employer's business, except as such disclosure or use may be required in connection with Employee's work for the Employer.

                        (ii) Upon request or at the time of leaving the employ of the Employer, the Employee will deliver to the Employer, and not keep or deliver to anyone else, any and all notes, memoranda, documents and, in general, any and all material relating to the Employer's business.

             2.3.2 In the event of a breach or threatened breach by the Employee of the provisions of this section 2.3, the Employer shall be entitled to an injunction (i) restraining the Employee from disclosing, in whole or in part, any information as described above or from rendering any services to any person, firm, corporation, association or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed; and/or
(ii) requiring that Employee deliver to Employer all information, documents, notes, memoranda and any and all other material as described above upon Employee's leave of the employ of the Employer. Nothing herein shall be construed as prohibiting the Employer from pursuing other remedies available to the Employer for such breach or threatened breach, including the recovery of damages from the Employee.



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                                   ARTICLE III
                          COMPENSATION OF THE EMPLOYEE

        3.1 Compensation. As compensation for services rendered under this Agreement, the Employee shall receive a salary at the rate of $150,000 per annum to be paid in accordance with Employer's normal practices. This salary shall be increased for cost-of-living at the rate of 2 1/2% per annum, plus any other increase which may be determined from time to time in the discretion of the Employer's Board of Directors. If increased, this salary shall not be decreased thereafter during the term of this Agreement without the consent of the Employee. The salary provided in this subsection shall in no way be deemed exclusive and shall not prevent Employee from participating in any other compensation or benefit plan of Employer.

        3.1.a Bonus. As additional performance based compensation a Bonus equal to 10% of the after tax, net profits of the company, on a annual basis will be paid within 30 days of the Independent Auditors Annual Report.

        3.2 Benefits. Employee shall be entitled to the benefits as set forth in
Schedule 3.2. Employee shall be entitled to participate in all of Employer's employee benefit plans and employee benefits, including any retirement, pension, profit-sharing, stock option, insurance, hospital or other plans and benefits which now may be in effect or which may hereafter be adopted, it being understood that Employee shall have the same rights and privileges to participate in such plans and benefits as any other executive employee during the term of this Agreement. Participation in any benefit plans shall be in addition to the compensation provided for in Section 3.1. Employee shall be provided with a car by Employer on such lease terms to be determined by Employer, provided that the monthly operating costs (including the lease payment) to be paid by Employer shall not exceed $_750.00___. [The total operating costs on the vehicle shall be paid 80% by Employer and 20% by Employee.]

        3.3 Expenses. Employee shall be entitled to prompt reimbursement for all reasonable expenses incurred by Employee in the performance of his duties hereunder. Employer shall advance reasonable estimates of such expenses upon request of the Employee. Employee shall not incur more than $30,000 per year in total expenses without prior approval by Employer's Board of Directors.

                                   ARTICLE IV
                            TERMINATION OF EMPLOYMENT

        4.1 Termination. The Employee's employment hereunder may be terminated without any breach of this Agreement only under the following circumstances:

               4.1.1 By Employee. Upon the occurrence of any of the following events this Agreement may be terminated by the Employee by written notice to
Employer:

                        (i) the sale by Employer of substantially all of its assets;



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                        (ii) the sale, exchange or other disposition, in one
transaction or a series of related transactions, of at least 40% percent of the outstanding voting shares of Employer;

                        (iii) a decision by Employer to terminate its business and liquidate its assets;

                        (iv) the merger or consolidation of Employer with another entity or an agreement to such a merger or consolidation or any other type of reorganization;

                        (v) Employer makes a general assignment for the benefit of creditors, files a voluntary bankruptcy petition, files a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law, there shall have been filed any petition or application for the involuntary bankruptcy of Employer, or other similar proceeding, in which an order for relief is entered or which remains undismissed for a period of thirty days or more, or Employer seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of Employer or any material party of its assets; or

                        (vi) there are material changes in Employee's duties and responsibilities without his written consent.

               4.1.2 Death. This Agreement shall terminate upon the death of Employee.

               4.1.3 Disability. This Agreement shall not terminate upon the temporary disability of the Employee, but the Employer may terminate this Agreement upon the permanent disability of the Employee. Employee shall be considered permanently disabled if: (1) he is disabled as defined in a disability insurance policy purchased by or for the benefit of the Employee; or
(2) if no such policy is in effect, he is incapacitated to such an extent due to a medically determinable physical or mental condition that he is unable to perform substantially all of his duties for 9 consecutive months for Employer that he performed prior to such incapacitation.

               4.1.4 Cause. The Employer may terminate the Employee's employment hereunder for Cause. For purposes of this Agreement, the Employer shall have "Cause" to terminate the Employee's employment hereunder upon the following: (1) the willful and continued failure by the Employee substantially to perform his duties hereunder (other than any such failure resulting from the Employee's incapacity due to physical or mental illness), after demand for substantial performance is delivered by the Employer that specifically identifies the manner in which the Employer believes the Employee has not substantially performed his duties; or (2) the willful engaging by the Employee in misconduct which is materially injurious to the Employer, monetarily or otherwise; or (3) the willful violation by the Employee of the provisions of this Agreement. For purposes of this paragraph, no act, or failure to act, on the part of the Employee shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief by him that his action or omission was in the best interest of the Employer.


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        Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause without (i) reasonable notice to the Employee setting forth the reasons for the Employer's intention to terminate for Cause and granting Employee 90 days to cure or remedy (if possible) the reasons for termination; (ii) an opportunity for the Employee, together with his counsel, to be heard before the Board, and (iii) delivery to the Employee of a Notice of Termination as defined in section 4.2 hereof from the Board finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in clause (1), (2) or (3) of the preceding paragraph and was unable to cure or remedy the reasons for termination, and specifying the particulars thereof in detail.

        4.2 Notice of Termination. Any termination of the Employee's employment by the Employer or by the Employee (other than termination pursuant to subsection 4.1.2 above) shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

        4.3 Date of Termination. "Date of Termination" shall mean (i) if the Employee's employment is terminated by his death, the date of his death; and
(ii) if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is received by Employer or Employee.

        4.4 Payment of Salary/Severance Pay Following Termination.

               4.4.1 In the event of temporary or permanent disability of the Employee as described in subsection 4.1.3 hereof Employee shall be entitled to receive all compensation payable up to the Date of Termination notwithstanding his temporary or permanent disability; any such payment, however, shall be reduced by disability insurance benefits, if any, paid to Employee under policies (other than group policies) for which Employer pays all premiums and Employee is the beneficiary.

               4.4.2 Following the termination of this Agreement by the Employer for Cause as provided in subsection 4.1.4 hereof, the Employee shall be entitled only to compensation through the Date of Termination.

               4.4.3 Following the termination of this Agreement by Employer for any reason other than Cause or permanent disability, Employer shall pay Employee a lump sum severance payment equal to two times the Employee's annual salary at the date of termination, which amount shall be paid within five business days of the date the Notice of Termination is delivered to Employee.

        4.5 Remedies. Any termination of this Agreement shall not prejudice any other remedy to which the Employer or Employee may be entitled, either at law, equity, or under this Agreement.

                                    ARTICLE V

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                                 INDEMNIFICATION

        5.1 Indemnification. To the fullest extent permitted by applicable law, Employer agrees to indemnify, defend and hold Employee harmless from any and all claims, actions, costs, expenses, damages and liabilities, including, without limitation, reasonable attorneys' fees, hereafter or heretofore arising out of or in connection with activities of Employer or its employees, including Employee, or other agents in connection with and within the scope of this Agreement or by reason of the fact that he is or was a director or officer of Employer or any affiliate of Employer. To the fullest extent permitted by applicable law, Employer shall advance to Employee expenses of defending any such action, claim or proceeding. However, Employer shall not indemnify Employee or defend Employee against, or hold him harmless from any claims, damages, expenses or liabilities, including attorneys' fees, resulting from the gross negligence or willful misconduct of Employee. The duty to indemnify shall survive the expiration or early termination of this Agreement as to any claims based on facts or conditions which occurred or are alleged to have occurred prior to expiration or termination.

                                   ARTICLE VI
                               GENERAL PROVISIONS

        6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        6.2 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the County of Orange , California in accordance with the rules then existing of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof.

        6.3 Entire Agreement. This Agreement supersedes any and all other Agreements, whether oral or in writing, between the parties with respect to the employment of the Employee by the Employer.

        6.4 Successors and Assigns. This Agreement, all terms and conditions hereunder, and all remedies arising herefrom, shall inure to the benefit of and be binding upon Employer, any successor in interest to all or substantially all of the business and/or assets of Employer, and the heirs, administrators, successors and assigns of Employee. Except as provided in the preceding sentence, the rights and obligations of the parties hereto may not be assigned or transferred by either party without the prior written consent of the other party.

        6.5 Notices. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:
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        If to Employee:               David B. Coulter
                                      15555 Huntington Village Lane #239
                                      Huntington Beach, CA  92647

        If to Employer:               Technology Guardian, Inc.
                                      14600 Goldenwest Street #203
                                      Westminister, CA   92683
                                      Attn: Chet Noblett, Secretary/ Treasurer

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        6.6 Severability. If any provision of this Agreement is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction as to such jurisdiction, such provision shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

        6.7 Section Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction of any terms of this Agreement.

        6.8 Survival of Obligations. Termination of this Agreement for any reason shall not relieve Employer or Employee of any obligation accruing or arising prior to such termination.

        6.9 Amendments. This Agreement may be amended only by written agreement of both Employer and Employee.

        6.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute only one legal instrument. This Agreement shall become effective when copies hereof, when taken together, shall bear the signatures of both parties hereto. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.




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        6.11 Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.



"EMPLOYER"
Technology Guardian, Inc.



By
    ---------------------------------
    Chet Noblett, Secretary/Treasurer



"EMPLOYEE"



-------------------------------------
David B. Coulter


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                                  SCHEDULE 2.1
                               DUTIES OF EMPLOYEE



        Employee shall be responsible for policy making decisions with respect to Employer, provided that such policy making decisions may be subject to approval by Employer's Board of Directors. Employee shall also be responsible for the day to day operations of Employer as well as the overall leadership and management of Employer.




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                                  SCHEDULE 3.2



        Employer shall pay 100% of the cost of health insurance and dental insurance for Employee, Employee's spouse and Employee's two dependents. Employee also will be entitled to all paid holidays as customarily are extended to executive employees. Employee will accrue vacation time and sick leave in accordance with the provisions contained in the Employee Handbook, and any supplement thereto.